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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-78573 of Muzak Holdings LLC and Muzak Holdings Finance Corp. on Form S-4 of our report dated February 5, 1999 (May 14, 1999, as to Note 14) on Muzak Limited Partnership and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
July 20, 1999

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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-78573 of Muzak Holdings LLC and Muzak Holdings Finance Corp. on Form S-4 of our report dated March 31, 1998, on Audio Communications Network, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
July 20, 1999